Exhibit  99

Joint Filer Information

Name: Sienna Associates III. L.L.C.
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III. L.P.
Issuer and Ticker Symbol: Sivault Systems Inc. (SVLTE.OB)
Date of Event Requiring Statement: April 17, 2006

Name: Dan Skaff
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III. L.P.
Issuer and Ticker Symbol: Sivault Systems Inc. (SVLTE.OB)
Date of Event Requiring Statement: April 17, 2006